Exhibit 5.1

August 11, 2014 GreenHunter Resources, Inc. 1048 Texan Trail Grapevine, Texas 76051	Fulbright & Jaworski LLP 2200 Ross Avenue, Suite 2800 Dallas, Texas 75201-2784 United States Tel +1 214 855 8000 Fax +1 214 855 8200 nortonrosefulbright.com

Re:	Registration and Issuance of Securities of GreenHunter Resources, Inc.

Ladies and Gentlemen:

We have reviewed the Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") by GreenHunter Resources, Inc., a Delaware corporation (the "Company")

(i)

to register $150,000,000 of undesignated (a) common stock, par value $0.001 per share (the "Common Stock"), (b) preferred stock, (c) debt securities in one or more series pursuant to, and in the forms provided in, the forms of indenture (the “Form Indentures”) filed as Exhibits 4.8 and 4.9 to the Registration Statement (the “Debt Securities”), (d) guarantees of the Debt Securities (the “Guarantees”) by the subsidiaries of the Company listed on Exhibit A hereto (the “Subsidiary Guarantors”) and (e) warrants on behalf of the Company (collectively, the "Undesignated Securities");

(ii)

to register an aggregate of 517,869 shares of Common Stock for sale by the holders thereof following their exercise of certain warrants as described in the Registration Statement (the "Secondary Offering"); and

(iii)

containing a prospectus (the "ATM Prospectus") for the sale by the Company of up to $18,640,340 in aggregate amount of shares of its Common Stock in an at the market offering through MLV & Co. LLC ("MLV") pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Common Stock covered by the ATM Prospectus will be offered and sold pursuant to an At the Market Issuance Sales Agreement (the "Sales Agreement") to be entered into between the Company and MLV.

Fulbright & Jaworski LLP is a limited liability partnership registered under the laws of Texas.

Fulbright & Jaworski LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP, Norton Rose Fulbright South Africa (incorporated as Deneys Reitz, Inc.), each of which is a separate legal entity, are members of Norton Rose Fulbright Verein, a Swiss Verein. Details of each entity, with certain regulatory information, are at nortonrosefulbright.com. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients.

GreenHunter Resources, Inc. August 11, 2014 Page 2

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of originals of such latter documents. The opinions expressed herein are limited exclusively to applicable federal laws of the United States of America, the laws of the States of New York and Texas, and applicable provisions of, respectively, the Delaware Constitution, the Delaware General Corporation Law, (the "DGCL") and reported judicial interpretations of such law, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We expressly disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matter or opinion set forth herein.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.

With respect to the Undesignated Securities (other than the Debt Securities and the Guarantees), (i) upon authorization for issuance by the Board of Directors of the Company, the Common Stock will be duly and validly authorized for issuance and, upon payment therefor and delivery thereof in accordance with the Registration Statement and any applicable prospectus supplement and underwriting agreement, will be duly and validly issued, fully paid and nonassessable; (ii) upon authorization for issuance by the Board of Directors of the Company and the filing of a certificate of designations with the Secretary of State of Delaware in accordance with the DGCL, the preferred stock will be duly and validly authorized for issuance and, upon payment therefor and delivery thereof in accordance with the certificate of designations, the Registration Statement and any applicable prospectus supplement, such preferred stock will be duly and validly issued, fully paid and nonassessable; and (iii) upon authorization for issuance by the Board of Directors of the Company, the warrants will be duly and validly authorized for issuance and upon payment of any purchase price therefor and delivery thereof in accordance with the terms of the applicable warrants, the Registration Statement and any prospectus supplement, the warrants will be duly and validly issued, fully paid (excluding, for the avoidance of doubt, the exercise price) and nonassessable.

2.

With respect to the Debt Securities, when (i) the applicable indenture and supplemental indenture, if any, relating to Debt Securities have been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Company has taken all necessary action to approve the issuance and terms of the Debt Securities, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Form Indenture and related supplement, if any, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iv) the Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable indenture and supplemental indenture, if any, and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement and upon payment of the consideration therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company, the Debt Securities will be validly issued and will constitute binding obligations of the Company, except with respect to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights or the relief of debtors generally and except with respect to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

GreenHunter Resources, Inc. August 11, 2014 Page 3

3.

With respect to the Guarantees, when (i) each Subsidiary Guarantor has taken all necessary action to approve the issuance and delivery of its Guarantee, (ii) the terms of the Guarantees and their issuance and delivery have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the applicable Subsidiary Guarantor and so as to comply with any requirements or restrictions of any court or governmental body having jurisdiction over the applicable Subsidiary Guarantor, the Guarantees will be validly issued and will constitute binding obligations of the respective Subsidiary Guarantors, except with respect to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights or the relief of debtors generally and except with respect to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.

With respect to the Secondary Offering, the Common Stock issuable upon exercise of the warrants described in the Registration Statement has been duly authorized and, upon exercise of such warrants and the payment of the applicable exercise prices thereof in accordance with the respective terms of such warrants, the Common Stock issuable upon the exercise of such warrants will be validly issued, fully paid and nonassessable.

5.

The Common Stock covered by the ATM Prospectus has been duly authorized for issuance by the Board of Directors of the Company and, upon payment therefor and delivery thereof in accordance with the ATM Prospectus, any applicable prospectus supplement and the Sales Agreement, will be duly and validly issued, fully paid and nonassessable.

We do not by this letter express any opinion with respect to any other matter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed with the Commission on the date hereof and to the reference to this firm under the heading “Legal Matters” in both the base prospectus and the ATM Prospectus constituting part of the Registration Statement. By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted, [/s/ Fulbright & Jaworski LLP]

FULBRIGHT & JAWORSKI LLP

Exhibit A
Subsidiary Guarantors

Entity Name	State of Organization

Hunter Hauling, LLC	Texas

Hunter Disposal, LLC	Delaware

GreenHunter Environmental Solutions, LLC	Delaware

GreenHunter Pipeline, LLC	Delaware

GreenHunter Hydrocarbons, LLC	Delaware

GreenHunter Water, LLC	Texas